UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure.

On March 3, 2015, Energy XXI Ltd (the “Company”) issued a press release announcing, among other things, the offering by its indirect, wholly-owned subsidiary, Energy XXI Gulf Coast, Inc. (“EGC”), of $1.25 billion aggregate principal amount of senior secured second lien notes due 2020 (the “Notes”). A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In conjunction with the offering of the Notes, EGC issued a confidential preliminary offering memorandum dated March 3, 2015. Certain information contained in the offering memorandum is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information in Exhibits 99.1 and 99.2 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. EGC may not offer or sell the Notes unless the offer or sale would qualify for a registration exemption under the Securities Act and applicable state securities laws.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including information in Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 3, 2015.
99.2	Excerpts from Energy XXI Gulf Coast, Inc.’s Confidential Preliminary Offering Memorandum, dated March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
March 3, 2015		Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 3, 2015.
99.2	Excerpts from Energy XXI Gulf Coast, Inc.’s Confidential Preliminary Offering Memorandum, dated March 3, 2015.